MANAGEMENT AGREEMENT

Mutual Funds Series Trust

On behalf of the Catalyst Funds

Exhibit 1

              Percentage of Average

Fund

Daily Net Assets

Catalyst Small-Cap Insider Buying Fund

1.25%

Catalyst Strategic Insider Fund

1.25%

Catalyst Insider Buying Fund

1.00%

Catalyst/SMH High Income Fund

1.00%

Catalyst/SMH Total Return Income Fund

1.00%

Catalyst/Groesbeck Growth of Income Fund

1.00%

Catalyst/MAP Global Total Return Income Fund

1.00%

Catalyst/MAP Global Capital Appreciation Fund

1.00%

Catalyst/CP Core Equity Fund

1.00%

Catalyst/CP World Equity Fund*

1.00%

Catalyst/CP Focus Large Cap Fund*

1.00%

Catalyst/CP Focus Mid Cap Fund*

1.00%

Catalyst Insider Long-Short Fund

1.25%

Catalyst Event Arbitrage Fund

1.25%

Catalyst/Lyons Tactical Allocation Fund

1.25%

Catalyst/Lyons Hedged Premium Return Fund*

1.25%

Catalyst/Princeton Floating Rate Income Fund*

1.00%

Catalyst Hedged Futures Strategy Fund*

1.75%

Catalyst/EquityCompass Buyback Strategy Fund

*

1.00%

Catalyst Macro Strategy Fund*

1.50%

Catalyst Activist Investor Fund*

1.25%

Catalyst Insider Income Fund*

1.00%

Catalyst Total Return Fund*

1.50%

Catalyst/Stone Beach Income Opportunity Fund*

1.25%

Catalyst/Groesbeck Aggressive Growth Fund*

1.00%

Catalyst Tactical Hedged Futures Strategy Fund

*

1.75%

Catalyst/Princeton Hedged Income Fund

*

1.25%

* For purposes of Section 10 of the Agreement, the execution date of the applicable Exhibit I for the Fund shall be deemed to be the date on which the Fund commences or commenced investment operations.

As amended: August 26 , 2014

Mutual Fund Series Trust

By: ________________

Print Name: Tobias Caldwell

Title: Trustee

Catalyst Capital Advisors LLC

By: ________________

Print Name: Jerry Szilagyi

Title: CEO